Exhibit 10(m)


                              EMPLOYMENT AGREEMENT
                 (Amended and Restated as of November 21, 2001)

     EMPLOYMENT AGREEMENT effective as of the 1st day of January, 1996, by and between FIND/SVP, INC., a New York corporation, having its principal executive offices at 625 Avenue of the Americas, New York, N.Y. 10011 (hereinafter referred to as the "Company"), and ANDREW P. GARVIN, residing at 145 East 81st Street, New York, New York 10028 (hereinafter referred to as the "Employee"). This Employment Agreement supersedes the employment agreement between the Company and the Employee dated May 7, 1991 and amended June 26, 1991, amended and restated October 5, 1998 and amended November 15, 2000.

                              W I T N E S S E T H:

     WHEREAS, the Employee is presently the President, Chief Executive Officer and Treasurer of the Company; and

     WHEREAS, the parties hereto desire to set forth in this Agreement the terms and conditions of the Employee's continued employment as the President of the Company;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   EMPLOYMENT; POSITION, RESPONSIBILITIES.

          1.1 The Company hereby employs and engages the Employee to serve as the President of the Company and to perform the duties customarily associated with such position, until at least December 31, 2002, subsequent to which the Employee and the Chief Executive Officer of the Company will mutually agree on the Employee's title and duties for the remainder of the term, as defined in
Section 2.1 hereof, it being the stated intent of the parties that the Employee's primary responsibility and role shall involve the operations of the business presently being conducted by the Company. In the event they are unable to agree and there is a material diminution in the Employee's title, role or responsibilities, then the Employee shall be entitled to terminate his employment Pursuant to Section 3.6(b) below.

          1.2 The Employee hereby accepts said employment with the Company on the terms and conditions herein set forth and agrees to devote his full time, energy and skill during regular business hours exclusively to such employment.

     2.   TERM OF EMPLOYMENT.

          2.1 The term of employment hereunder shall commence as of the date hereof and shall continue until December 31, 2005 (the "Term"), except that Employee's employment shall terminate sooner upon the occurrence of any of the following events:

               (a) The death of the Employee;

               (b) The incapacity of the Employee as defined below;

               (c) An act or omission to act on the part of the Employee which would constitute cause, as defined below, for the termination of employment, and the giving of written notice to the Employee by the Company that the Company elects to terminate the employment of the Employee; or

               (d) The Employee voluntarily leaves the employ of the Company.

          2.2 The term "incapacity" as that term is used in Section 2.1 (b) above shall be deemed to refer to and include the absence of the Employee from his employment by reason of mental or physical illness, disability or incapacity for a continuous period of 120 days or for a period of 180 days in any one year period, and the Company, at its option, elects to treat such illness, disability or incapacity as permanent in nature.

          2.3 The term "cause" as that term is used in Section 2.1(c) above shall be defined as being for:

               (a) A material default or breach of any of the representations, warranties, obligations, covenants or agreements made by the Employee herein;

               (b) The conviction of the Employee in a court of law of any crime or offense involving money or other property or of a felony; or

               (c) The misappropriation by the Employee of Company assets.


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

     3.   COMPENSATION; RELATED MATTERS.

          3.1 Employee shall be compensated for his services hereunder as follows:

               (a) From the date hereof through December 31, 2005, a base salary at the rate of $273,000 per annum payable in accordance with the Company's normal payroll procedures for executive employees; provided, however, that on January 1 of each year during the Term, commencing January 1, 2003, the base salary shall be adjusted for a cost of living increase based on the Consumer Price Index for New York City for the twelve month period immediately preceding such January 1 date. Employee shall also be entitled to additional increases in base salary as may be determined from time to time by the Board of Directors or any compensation committee appointed by the Board of Directors;

               (b) A  discretionary  annual  bonus  in  such  amount  as  may be
determined  by  the  Chief  Executive   Officer,   Board  of  Directors  or  any
compensation committee appointed by the Board of Directors.

          3.2 The Company shall reimburse the Employee for all reasonable expenses incurred by him in connection with the business of the Company,
provided  Employee  shall  submit  proper  supporting   documentation  for  such
expenses.

          3.3 Employee shall be eligible, to the extent he qualifies, for participation in any health or other group insurance plan of the Company and shall also be entitled to participate in any employee benefit programs of the Company for its key employees or for its employees generally. The Company shall provide the Employee and his immediate family members with Blue Cross/Blue Shield or equivalent and major medical coverage.

          3.4 Employee shall be entitled to a five (5) week paid vacation per year during the Term, to be taken at such times as are consistent with the needs of the Company and the convenience of the Employee. Such vacation period may be extended beyond five weeks if consistent with Company policy.

          3.5 Employee shall be guaranteed access to a car which is owned or leased by the Company and to continuation of such other perquisites and benefits as may be presently


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

provided by the Company.

          3.6 (a) In the event the Employee's employment by the Company is terminated for "cause" pursuant to Section 2.1(c) hereof, or by virtue of
Section 2.1(d) hereof because the Employee voluntarily leaves the employ of the Company (other than for the reasons set forth in Section 3.6(b) below), the Employee shall be entitled to (i) the compensation provided for by Section 3. 1
(a) only up until the date of termination of his employment.

               (b) Notwithstanding anything to the contrary contained in Section 3.6(a) above, if the Employee voluntarily leaves the employ of the Company on account of a material diminution of title, role or responsibilities as provided for in section 1.1 hereof or on account of the Company being acquired and its principal office being moved to a location which is greater than 50 miles from New York City, or if the Employee voluntarily leaves the employ of the Company on account of a Change in Control (as defined in Section 4 hereof), then the Employee shall be entitled to receive the compensation and benefits (but only to the extent legally allowable) provided for in Sections 3.1, 3.2 and 3.5 hereof for the balance of the Term; provided, however, that if such termination pursuant to subdivision (i) or (ii) herein occurs at a time when there is less than two years left in the Term, the compensation and benefits provided for in Sections 3. 1, 3.2 and 3.5 shall continue for a period of two (2) years from the date of termination on the same basis that the Employee received compensation during the last year of the Term. The Employee shall have no obligation to mitigate damages and shall be entitled to the compensation and benefits (but only to the extent legally allowable) provided for herein even if Employee is employed elsewhere.

               (c) In the event that the Company terminates the Employee's employment for "cause," and a court of law or other tribunal ultimately determines that such termination was without cause, the Employee shall be entitled to receive double the amount of compensation provided for in Section 3. 1 hereof from the date of termination until the end of the Term.

               (d) In the event the Employee's employment by the Company is terminated for reason other than cause or the Employee voluntarily leaving the employ of the Company, the


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

Employee (or his estate in the event such termination is due to the death of the Employee or the Employee dies subsequent to such termination) shall be entitled to receive the compensation provided for in Section 3.1 hereof for the balance of the Term, the medical insurance-benefits provided for in Section 3.3 hereof for the balance of the Term (but only to the extent legally allowable), shall have no obligation to mitigate damages, and shall be entitled to the compensation provided for herein even if Employee is employed elsewhere; provided, however, that if such termination occurs at a time when there is less than one year left in the Term, the compensation provided for in Section 3.1 shall continue for a period of one year from the date of termination on the same basis that the Employee received compensation during the last year of the Term.

               (e) In the event the Employee's employment is terminated by the Company without "cause" then the Company may, at its option, determine to pay an amount no greater than two times the Employee's base salary at the time of termination in shares of common stock of the Company; provided, however, that
(i) such shares are fully registered for resale by the Employee immediately after issuance; (ii) the average closing bid price of the common stock for the ten business days prior to issuance "(Trading Period") is at least $2.00 (such price referred to as the "Average Price"); (iii) the average daily trading volume during the Trading Period is at least 15,000 shares; (iv) the receipt of such shares and subsequent sale of such shares within six months by Employee will not subject the Employee to liability under Section 16 of the Securities Exchange Act of 1934; and (v) the entire amount owed and to be owed to the Employee under Section 3.6(d) is paid in a lump sum within 60 days of termination.

     4.   CHANGE OF CONTROL.

          4.1 For the purpose of this Agreement, a "Change of Control" shall mean:

               (a) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, Employee, any group (as defined above) of which Employee is a member, the Company or its subsidiaries, or any employee benefit plan of the Company or its


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

subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

     5.   RESTRICTIVE COVENANTS.

          5.1 Employee acknowledges that the Company is in the information services business and that the Employee, as President of the Company, will be familiar in detail with the activities of the Company and will participate in formulating the activities; that he will continue to be familiar in detail with the activities and future plans of the Company as they continue to develop during his employment; and that his position will give him a thorough knowledge of the Company's customers, suppliers and servicing and marketing operations and will place him in close and continuous contact with the Company's customers and suppliers. Employee further acknowledges that if he were to compete with the Company by organizing, directing, advising, assisting or becoming an employee of any business entity, as defined below, competing with the Company, he could do great harm to the Company and would materially diminish or destroy the value to the Company of its customer and supplier relationships and servicing and marketing


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

arrangements.

               Accordingly, during the Term of his employment by the Company and for a period of two (2) years immediately following the termination thereof (the Term of employment and the subsequent two (2) year period being collectively referred to as the "Covenant Period") unless otherwise consented to by the Company in writing, Employee shall not, within any city, town or county in which the Company or any of its affiliates conducts or does any business, directly or indirectly, either for himself or as an officer, director, stockholder, partner, associate, employee, consultant, agent, independent contractor, or representative, become or be interested in or associated with any other business or business entity, as defined below (except a parent, subsidiary or affiliate of the Company), which is engaged directly or indirectly in any line of business which is competitive with any line of business in which the Company may be engaged as of the date hereof; provided, however that the Employee shall be permitted after the Term of his employment has terminated but during the Covenant Period to own less than a 5% interest as a stockholder (and in no other capacity) in company which is listed on any national stock exchange even though it may be in competition with the Company.

               As used in this Agreement, the term "business entity" shall include, but not be limited to, any corporation, firm, partnership, association, trust, group, joint venture, or individual proprietorship.

          5.2 Employee shall not, during the Covenant Period or thereafter, disclose to any business entity any confidential information regarding the customers, suppliers, marketing arrangements or methods of operation of the Company, or any other confidential information of the Company, except that nothing contained in this sentence shall be construed to prevent Employee from using any general technical knowhow and information that is in the public domain or of a nature known generally throughout the industry.

          5.3 Employee shall, during the Term of his employment, promptly reveal to the Company all matters coming to Employee's attention pertaining to the business or interests of


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

the Company.

          5.4 Unless otherwise consented to by the Company in writing, Employee shall not, for a period of two (2) years immediately following the termination of Employee's employment, hire or solicit for hiring, on his own behalf or on behalf of any business entity, any key employee of the Company.

          5.5 Employee shall not, during his Term of employment or upon termination thereof, remove from the offices of the Company, any studies, samples, reports, plans, contracts, publications, customer lists or other similar item nor copies or facsimiles thereof, except as the same may relate to the performance of Employee's duties hereunder, or as otherwise authorized by the Company.

     6.   RESTRICTIVE COVENANTS SEVERABLE.

          The provisions of Section 5 of this Agreement contain a number of separate and divisible covenants, all of which are included respectively in said Section for the purpose of brevity only, and each of which shall be construed as a separate covenant and shall be separately enforceable, and if any court of competent jurisdiction shall determine that any part of said Section, or any part of any sentence or paragraph thereof, or any such separate covenant therein contained, is unduly restrictive or void, the remaining part or parts, or the other separate covenants, shall be considered valid and enforceable, notwithstanding the voidance of such part or separate covenant.

     7.   REMEDIES.

          Employee acknowledges that it will be impossible to measure in money the damage to the Company of a breach of any of the provisions of Section 5; that any such breach will cause irreparable injury to the Company and that the Company, in addition to any other rights and remedies existing at law or equity or by statute, shall be entitled to an injunction or restraining order restraining Employee from doing or continuing to do any such acts and any other violations or threatened violations of Section 5, and Employee hereby consents to the


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

issuance of any such injunction or restraining order without bond or security.

     8.   NOTICES.

          All notices required or permitted to be given by any party hereunder shall be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, to the other parties addressed as follows:

          (a) If to the Employee to 145 East 81st Street, New York, NY 10028;

          (b) If to the Company to 625 Avenue of the Americas, New York, New York 10011; or to such other addresses as the parties may direct by notice given pursuant hereto. Any notice mailed as provided above shall be deemed completed on the date of receipt.

     9.   ENTIRE AGREEMENT.

          The provisions hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, replace and terminate all existing oral or written agreements concerning such subject matter. No modification, supplement or discharge hereof shall be effective unless in writing and executed by or on behalf of the parties hereto.

     10.  WAIVER.

          No waiver by any party of any condition, term or provision of this Agreement shall be deemed to be a waiver of a preceding or succeeding breach of the same or any other condition, term or provision hereof.

     11.  ASSIGNABILITY.

          This Agreement, and its rights and obligations may not be assigned by Employee. This Agreement shall be binding upon the Company and its successors and assigns.

     12.  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13.  ARBITRATION.

          Any dispute or controversy arising among or between the parties hereto regarding


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

any of the terms of this Agreement or the breach hereof, the determination of which is not otherwise provided for herein, on the written demand of any of the parties hereto shall be submitted to and determined by arbitration held in the City of New York in accordance with the rules then obtaining of the American Arbitration Association. Any award or decision made by the arbitrators shall be conclusive in the absence of fraud, and judgment upon said award or decision may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

FIND/SVP, INC.

By:  /s/ David Walke                                 /s/ Andrew P. Garvin
    ----------------------------                     ---------------------------
     Name:  David Walke                              ANDREW P. GARVIN
     Title: Chief Executive Officer


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